Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 3, 2010 with respect to the Consolidated Balance Sheet of Steadfast Income REIT, Inc. (formerly Steadfast Secure Income REIT, Inc.) included in Amendment No. 3 to the Registration Statement (Form S-11 No. 333-160748) and related Prospectus of Steadfast Income REIT, Inc. for the registration of $1,650,000,000 in shares of its common stock.
/s/ Ernst & Young LLP

Irvine, California
February 3, 2010